SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2003 (May 7, 2003)

M & F Worldwide Corp.
(Exact name of Registrant as specified in its charter)

Delaware	001-13780	02-0423416

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 East 62nd Street New York, New York	10021

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 572-8600

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

                The following Exhibits are filed as part of this report:

                Exhibit 99.1                 Press Release, dated May 7, 2003

Item 12.    Results of Operations and Financial Condition.

        The following disclosure is being furnished pursuant to Item 12 of this Form 8-K:

        On May 7, 2003, M & F Worldwide Corp. issued a press release announcing its results for the first quarter ended March 31, 2003. A copy of the press release is attached to this report as Exhibit 99.1 and is being furnished pursuant to Item 12 of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.

Date: May 8, 2003	By:	/s/ Barry F. Schwartz, Esq.

Name:	Barry F. Schwartz, Esq.
Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release, dated May 7, 2003

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

M & F WORLDWIDE CORPORATION
REPORTS INCOME FOR 2003 FIRST QUARTER

New York, NY – May 7, 2003 – M & F Worldwide Corp. (NYSE: MFW — News), today reported results for the first quarter ended March 31, 2003.

Revenues for the first quarter were $24.9 million as compared to $25.6 million in the prior year quarter. The Company’s revenues were lower in the 2003 quarter as compared to the 2002 quarter primarily due to lower shipping volume partially offset by an increase in revenues of the Company’s French subsidiary of $0.7 million as a result of the foreign exchange translation effect on its Euro sales. Net income from continuing operations was $4.4 million or $0.25 per share in the 2003 quarter and $4.9 million or $0.19 per share in the 2002 quarter. The Company recorded a loss from discontinued operations of $3.0 million or $0.11 per share in the 2002 quarter. Net income available to shareholders in the 2003 quarter was $4.4 million as compared to $1.8 million in the 2002 quarter. Basic undistributed earnings per common share were $0.25 in the 2003 quarter and $0.08 in the 2002 quarter. Diluted undistributed earnings per common share were $0.24 in the 2003 quarter and $0.08 in the 2002 quarter.

Even though the Company has reported its results on a fully taxed basis, it has tax loss carryforwards available at March 31, 2003, which may be utilized to offset federal income taxes payable in the future.

The Company’s Chief Executive Officer and Chief Financial Officer have provided the certifications required by the terms of the Sarbanes-Oxley Act of 2002.

M & F Worldwide is the world’s largest producer of licorice extract.

This press release contains forward-looking statements which involve risks and uncertainties. The Company’s actual results may differ materially from those discussed in such forward-looking statements. In addition to factors described in the Company’s Securities and Exchange Commission filings and others, the following factors could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by the Company: (a) economic, climatic or political conditions in countries in which the Company sources licorice root; (b) economic, climatic or political conditions that have an impact on the worldwide tobacco industry or on the consumption of tobacco products in which licorice flavorings are used; (c) additional government regulation of tobacco products, tobacco industry litigation or enactment of new or increased taxes on cigarettes or other tobacco products, to the extent any of the foregoing curtail growth in or actually reduce consumption of tobacco products in which licorice flavorings are used; (d) the failure of third parties to make full and timely payment to the Company for environmental, asbestos, tax and other matters for which the Company is entitled to indemnification; (e) any inability to obtain indemnification for any significant group of asbestos-related claims pending against the Company; (f) lower than expected cash flow from operations; (g) significant increases in interest rates; and (h) unfavorable foreign currency fluctuations. The Company assumes no responsibility to update the forward-looking statements contained in this release.

Contact:
Tony Shaffer
Robinson, Lerer & Montgomery
(212) 484-7469

— table to follow —

M & F Worldwide Corp. and Subsidiaries
Condensed Consolidated Statements of Income
(in millions, except per share data)
(Unaudited)

                                                           Three Months Ended
                                                                March 31,
                                                      --------------------------
                                                         2003            2002
                                                      -----------     ----------

Net revenues                                           $ 24.9          $  25.6
Cost of revenues                                         12.6             13.0
                                                      ---------      ---------
Gross profit                                             12.3             12.6
Selling, general and administrative expenses              4.3              3.4
                                                      ---------      ---------
Operating income                                          8.0              9.2
Interest income                                           0.3              -
Interest expense                                         (0.9)            (1.1)
                                                      ---------      ---------
Income from continuing operations
    before income taxes                                   7.4              8.1
Provision for income taxes                               (3.0)            (3.2)
                                                      ---------      ---------
Net income from continuing operations                     4.4              4.9
Loss from operations of discontinued
   business, net of taxes                                   -             (3.0)
                                                      ---------      ---------
Net income                                                4.4              1.9
Preferred stock dividends                                   -             (0.1)
                                                      ---------      ---------
Net income available to shareholders                     $4.4          $   1.8
                                                      =========      =========

Basic earnings per common share:
         Undistributed earnings from
              continuing operations                    $  0.25         $  0.19
          Undistributed loss from
              discontinued operations                        -           (0.11)
                                                      ---------      ---------
                  Total common stock                   $  0.25         $  0.08
                                                      =========      =========

Diluted earnings per common share:
         Undistributed earnings from
             continuing operations                     $  0.24         $  0.19
         Undistributed loss from
             discontinued operations                         -           (0.11)
                                                      ---------      ---------
                  Total common stock                   $  0.24         $  0.08
                                                      =========      =========

Basic and diluted earnings per preferred share:
         Distributed earnings                          $  -            $  0.01
         Undistributed earnings from
            continuing operations                         -               0.19
         Undistributed loss from
            discontinued operations                       -              (0.11)
                                                      ---------      ---------
                  Total preferred stock                $  -            $  0.09
                                                      =========      =========